Exhibit 10.15

Certain information in this document (indicated by “[***]”) has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Certain portions of this exhibit (indicated by “####”) have been omitted pursuant to Regulation S-K, Item 601(a)(6).

MANUFACTURING AND PURCHASING AGREEMENT

This Manufacturing and Purchasing Agreement is made and entered into this 8th day of April, 2010 at (the “Effective Date”) by and among:

FRESH FRUIT INGREDIENTS, INC., a corporation duly organized and existing under Philippine laws, with principal office address at 1052 EDSA, Magallanes Vill., Makati City 1232, Philippines (hereinafter referred to as the “Manufacturer”);

- and -

ALL MARKET, INC., a corporation duly organized and existing under the laws of Delaware, with principal office address at 39 West 14th Street, Suite 404, New York, New York 10011 (hereinafter referred to as the “Company”).

RECITALS

1. The Company manufactures, buys and sells certain products which are more fully described in Schedule 1;

2. The Company is the owner of certain Vita Coco-related trademarks (the “Trade marks”) and other intellectual property and proprietary information that distinguish the Products;

3. Manufacturer has facilities capable of manufacturing and packaging the Products according to the Company’s Specifications (as hereinafter defined);

NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1. Definition. In this Agreement, the following words and expressions shall have the following meanings:

(a)	Intentionally omitted.

(b)	Agreement: means this Manufacturing and Purchasing Agreement, including its Schedules, all as amended in accordance herewith from time to time;

(c)

Laws: means (1) all Philippine laws, statutes, orders, rules, regulations, ordinances, permits, approvals, licenses, registrations, directives, filings or authorizations of any agency (collectively “Legislation”) applicable to the manufacture of food products for human consumption in the Philippines, and (2) the Current Good Manufacturing Practice in Manufacturing, Packing, or Holding Human Food (21 CFR Part 110), the Bioterrorism Preparedness and

Response Act of 2002, and any U.S. Legislation in effect after the Effective Date but during the Term, pertaining to the manufacture of food products for human consumption by foreign manufacturers (i.e. the Foreign Manufacturers Legal Accountability Act of 2009) as specified by the Company in writing to the Manufacturer and a copy of which Legislation has been provided by the Company to the Manufacturer.

(d)	Plant Improvements: means the Plant Improvements covered by this Agreement as set forth in Schedule 2;

(e)

Products: means the products to be manufactured and sold by Manufacturer and purchased by Company hereunder, as set forth on Schedule 1, as the same may be amended from time to time in accordance with the terms hereof. “Product” shall mean any one of the Products;

(f)	Purchase Orders: means the orders of the Company for the Product;

(g)	Manufacturer’s Port: means Manufacturer’s port in the City of Cagayan de Oro, in the Philippines, as may be changed from time to time by the mutual written agreement of the parties;

(h)	Schedules: means attachments referred to in this Agreement which shall be deemed incorporated into and made an integral part of this Agreement; and

(i)

Specifications: means (i) the Company and Tetra Pak-dictated manufacturing process, and (ii) the Company’s formula, recipes, ingredient and product specifications developed for each of the Products, as set forth in the Product Specifications Manual, referenced on Schedule 3 attached hereto, as may be amended from time to time in accordance with the terms hereof. The term “Specifications” shall include any revisions issued by Company to the Specifications and/or any specifications provided by Company for additional products to be added to Schedule 1 after the Effective Date.

I. PURCHASE OF PLANT IMPROVEMENTS

2. Purchase of Plant Improvements

2.1 Company shall purchase the Plant Improvements, as set forth in Schedule 2. Manufacturer acknowledges and agrees that Company may finance the purchase of the Plant Improvements. In the alternative, the parties may jointly agree to a different method for the purchase and finance of the Plant Improvements. In such event, the parties shall enter into the Addendum (as defined in Section 3.8 below).

2.2. The purchase amount for the Plant Improvements shall be the actual amount paid by the Company to Tetra Pak for the Plant Improvements, excluding any finance charges (the “Purchase Amount”), up to [***], US Currency, including [***], as itemized in Schedule 2.

2.3 Manufacturer shall, in turn, re-purchase the Plant Improvements from Company, for the same actual Purchase Amount, on an installment basis, in accordance with the terms below.

3. Payment Terms for the Re-purchase of Plant Improvements by Manufacturer

3.1 Installment payments for the purchase of the Plant Improvements by Manufacturer from the Company shall equal $[***] (the “Repayment Multiplier” as modified by Section 3.4 below) multiplied by the number of liters of Product ordered by Company in each applicable Purchase Order (each, an “Installment Payment”); provided however, that in the event the price of coconut water, as indicated in Table 1 of Schedule 1, increases at any point during the Term (i.e. after [***], when price adjustments are permitted), then the Repayment Multiplier shall increase based upon such increased cost. Installment Payments shall be paid to Company through a credit against the Company’s Purchase Orders in accordance with the terms of Section 9.4 of this Agreement.

3.2 Manufacturer shall have no obligation to make any Installment Payments until Company causes the Plant Improvements to be delivered to Manufacturer. The first Installment Payment shall be due upon the first shipment to Company of Products manufactured utilizing the Plant Improvements. Manufacturer shall thereafter continue to make Installment Payments contemporaneously with each shipment of Product to Company, until such time as the Purchase Amount (along with all accrued interest thereon) is paid to Company in full.

3.3 Interest shall accrue on the unpaid balance of the Purchase Amount commencing on the date of Manufacturer’s first shipment of Products to Company, which should occur as soon as the Plant Improvements have been delivered to Manufacturer, and together with the Packing Line (as hereinafter defined), have been successfully commissioned and made ready by Tetra Pak for commercial operations. For this purpose, it is the Manufacturer who shall have the obligation to accept Plant Improvements and leased machine as successfully commissioned from Tetra Pak and ready for operations. The interest rate to accrue on the Purchase Amount shall be the interest rate paid by Company on financing obtained by the Company in connection with the Plant Improvements (if the Company elects to finance the purchase of the Plant Improvements). As the Installment Payments of $[***] are calculated based on interest rate of [***]% per annum, should the final interest rate attained for financing Company’s purchase of the Plant Improvements vary, whether higher or lower, the Installment Payment amount will be adjusted to reflect this variation accordingly.

3.4 It is understood that the amount of the Installment Payments and interest rate to be paid by Manufacturer to Company was calculated based on the target purchase and production of [***] of Product a month over a period of [***]. Accordingly, in the event Company fails to order at least [***] of Product per month, the parties agree that Manufacturer shall not be liable for any additional or compounded interest charges on the outstanding balance of the Purchase Amount which was caused by the lower volume of purchase.

3.5 Installment payments shall be applied first to any accrued and unpaid interest, and then to the outstanding balance of the Purchase Amount, until paid in full. A schedule of payments applied to interest and principal and the ending outstanding principal balance shall be prepared by the Manufacturer quarterly and submitted to the Company, for the Company’s review and approval.

3.6 Manufacturer shall have the option to pay in full the outstanding balance (and interest accrued as of date of full payment) of the Purchase Amount at any time during the Term.

3.7 Notwithstanding the foregoing, in the event (i) Company allows the Agreement to expire, or (ii) Manufacturer terminates the Agreement “for cause”, including the causes listed in Sections 18.1, in each case, prior to the repayment in full of the Purchase Amount (and all accrued interest), then the payment of the remaining outstanding balance of the Purchase Amount (and any outstanding interest thereon) shall be waived by the Company and Manufacturer shall be considered to have already fully paid the Purchase Amount. Furthermore, in such event, Company shall purchase from Manufacturer all unused packing materials and raw materials in inventory which were acquired specifically for use in manufacture of Company’s products.

3.8 The parties acknowledge and agree that they have not determined the final ownership structure of the Plant Improvements as of the date hereof, and the parties hereby covenant and agree to, within [***] of the Effective Date, enter into (1) an ownership structure which provides the parties with the greatest net tax benefits, and (2) an addendum to this Agreement (the “Addendum”) which sets forth the final ownership structure of the Plant Improvements and amends the terms and conditions hereof, which the parties agree shall incorporate all the terms of Sections 3 and 5 unless the incorporation of any such terms would be commercially impracticable or infeasible due to the agreed upon final ownership structure.

4. Installation of Plant Improvements; Exclusive Use

4.1 Manufacturer shall use reasonable commercial efforts to cause the installation of the Plant Improvements at its manufacturing facilities by [***], taking into consideration the delivery, installation and commissioning schedule provided by Tetra Pak. It is understood that Manufacturer shall, at its own expense, likewise invest any and all amounts necessary to fulfill Manufacturer’s obligations hereunder.

4.2 Upon the installation of the Plant Improvements, Manufacturer shall provide Company the exclusive use of the Plant Improvements throughout the Term.

4.3 Notwithstanding the foregoing, should, for any reason, Company not order from the Manufacturer at least [***] of Product per month for any consecutive [***], or longer, Manufacturer shall have the right to temporarily utilize the Plant Improvements, especially the sterilizer line, for its other requirements of coconut milk or juice production, assuming that Tetra Pak technicians approve the processing of such products using the Plant Improvements, until such time as the Company reverts back to purchasing at least [***] of Product per month.

4.4 Should, for any reason, the Manufacturer, except during the build-up of production after startup, not be able to source and or produce the Company’s orders of at least [***] of Product per month for any consecutive [***], or longer, or should Company otherwise terminate the Agreement for cause, including, without limitation, the causes listed in Sections 18.1, Company shall have the right to re-posses the equipment, after reimbursing any payments of the principal balance of the Purchase Amount already made to Company by Manufacturer.

5. Additional Terms of Plant Improvements

5.1 Upon full payment by Manufacturer to Company of the Purchase Amount (and all accrued interest) or the happening of any of the events provided in Section 3.7, the Company shall immediately execute and deliver to Manufacturer any and all documents necessary to relinquish and/or transfer any and all of its rights, interests and title in and to the Plant Improvements in favor of Manufacturer. Manufacturer shall be solely liable for any and all costs and expenses, including without limitation, any surcharges and taxes, incurred by either party in connection with the transfer of ownership of the Plant Improvements to Manufacturer.

5.2 Should Company elect to finance its purchase of the Plant Improvements from Tetra Pak through Tetra Pak or another third party (a “Lender”), it warrants that it shall pay, when due, any installment on its loan or interest or any other sum due thereunder, in accordance with the terms thereof. Any penalties, interests and/or surcharges charged against the Company for failure to pay any amount when due shall be solely for the Company’s account. In addition, the Company shall give, or cause Lender to give, a copy to Manufacturer of all documents, information and communications relating to the financing.

5.3 In the event, Lender or any third party gains a right to possess or acquire the Plant Improvements from Company and initiates steps to posses or acquire same, Company shall reimburse Manufacturer for any payments of principal and accrued interest already made by Manufacturer to Company, and thereafter Manufacturer shall have no further interest in or to the Plant Improvements.

5.4 Notwithstanding the foregoing, until Manufacturer has paid Company the Purchase Amount and all interest thereon in full, all right title and interest in and to the Plant Improvements shall be the sole and exclusive property of Company. However, in no case shall Company encumber, assign its rights to, or otherwise dispose of, the Plant Improvements without the written consent of Manufacturer. Manufacturer hereby covenants and agrees that at any time and from time to time, upon Company’s request, Manufacturer shall make, execute and deliver or cause to be made, executed and delivered to Company any and all documents necessary to evidence or perfect Company’s ownership in and to the Plant Improvements.

5.5 Notwithstanding the foregoing, the parties acknowledge and agree that in the event the terms and conditions of this Section 5 do not reflect the final ownership structure of the Plant Improvements, the Addendum shall amend the terms of this Section 5 to reflect same.

II. LEASE OF PACKING LINE

6. Lease of Packing Line

6.1 Manufacturer shall enter into a lease agreement (the “Lease”) with Tetra Pak for the lease of one (1) Tetra Pak A3/Flex packaging line (“Packing Line”) for an initial term of [***], with an option to purchase the Packing Line, if possible, and if not possible, Manufacturer shall renew the Lease for the remaining Term of this Agreement.

6.2 Manufacturer shall be liable for all lease payments to Tetra Pak; provided, however, that after the expiration of the first fiscal quarter of production with the Plant Improvements, the Parties agree that in the event Company fails to purchase at least [***] of Product in any subsequent [***] period, Company will pay [***] (and Manufacturer will pay [***]) of any required Rental Payment (as hereinafter defined) due to Tetra Pak from Manufacturer in such twelve month period; provided, further, in the event Manufacturer is unable or unwilling to produce the Products for Company in accordance with the Purchase Orders in any month during the Term (up to a maximum of [***] of Product a month), Manufacturer shall pay [***] of Rental Payment for such month. The parties agree that a “Rental Payment” means any rental payment due to Tetra Pak under the Lease after applying volume-based and/or other rebates realized by Manufacturer with respect to the Lease and/or the Packing Line.

6.3 The parties acknowledge that Tetra Pak shall give to Manufacturer volume-based and/or other rebates on an annual basis. Following receipt of information on the rebates, Manufacturer shall compute Company’s portion of Rental Payments pursuant to Section 6.2, if any, and bill it accordingly. Company shall pay within [***] from Company’s acceptance of billing from Manufacturer, which billing shall include the Manufacturer’s calculation of Company’s portion of Rental Payments. For the avoidance of doubt, Company’s portion of the Rental Payments shall never exceed [***] of any annual Rental Payment.

6.4 Upon the installation of the Packing Line, Manufacturer shall provide Company the exclusive use of the Packing Line throughout the Term.

6.5 Initially, there shall be a single Packing Line. However, if the volume of Purchase Orders dictates, as mutually agreed by the parties, then Manufacturer shall lease a second Packing Line under such terms and conditions to be agreed upon by the parties.

6.6 Manufacturer shall provide Company with a copy of the Lease for the Packing Line and all related information, including all information relating to rebates from time to time provided by Tetra Pak.

6.7 In the event that Manufacturer avails of its right to terminate this Agreement for any of the causes listed in Sections 18.1, it shall have the option to cancel or pre-terminate its Lease of the Packing Line, and in such case, all expenses, fees and penalties relating to the cancellation or pre-termination of the Lease shall be for the account of the Company. If it is not possible to cancel the Lease, Company shall be liable for the rest of the Rental Payments due on the lease of the Packing Line.

6.8 The parties acknowledge and agree that Company shall be responsible for the design and labels of the packaging materials for the Products to be purchased from Tetra Pak. Should Company require Manufacturer to cease using any packaging materials due to a design change, then Company shall refund Manufacturer for any packaging material using the old design that must be discarded accordingly.

III. MANUFACTURE OF THE PRODUCTS

7. Production

7.1 Manufacturer shall take all reasonable commercial steps necessary, including without limitation, installation of the Plant Improvements and Packing Line, in order to commence production of the Products by [***] taking into consideration the delivery, installation and commissioning schedule provided by Tetra Pak. Both parties shall cooperate towards achieving earliest commencement of operations.

7.2 Manufacturer shall manufacture, package, sell and deliver FOB Manufacturer’s Port, the Products to Company in accordance with the Specifications.

7.3 Manufacturer shall provide all raw materials, ingredients and packaging required for the production and processing of the Products in accordance with the Specifications set by Company; provided however, Company may elect to provide the Manufacturer with Flavor Ingredients (as hereinafter defined).

7.4 During the Term, Manufacturer shall maintain enough raw materials, ingredients, packaging materials and other products, and line space and capacity, in order to produce [***] of Product per month for the Company, or such lesser amount of Product as forecast by the Company from time to time pursuant to Section 8.1 of this Agreement.

7.5 The parties agree that (i) Manufacturer shall not be responsible for the design of the Product’s packs and labeling, or for the promotion and advertising of the Products, and (ii) notwithstanding anything to the contrary in this Agreement, Company, and not Manufacturer, shall be solely responsible for the Product’s compliance with Laws with respect to the labeling, promotion and advertising of the Products.

8. Forecasting and Purchase Orders

8.1 Company shall provide Manufacturer with estimated quarterly production forecasts at least [***] before each quarter. Company shall also furnish a [***] forward forecast, for the purpose of assisting Manufacturer in ordering required ingredients and packing materials. The Parties hereby acknowledge and agree that the foregoing forecasts shall be created for the sole purpose of assisting Manufacturer in maintaining adequate inventory to meet the Company’s production needs.

8.2 Company shall place Purchase Orders for the Products in each month, [***] before the required shipment date. Manufacturer shall produce the Products within [***] from receipt of each month’s Purchase Order from the Company, and Manufacturer shall deliver the Products FOB Manufacturer’s Port within [***] from production.

8.3 Company shall arrange and cover Ocean Freight from Manufacturer’s Port.

9. Pricing and Payment Terms

9.1 Company shall pay to the Manufacturer the price/cost for each of the Products (the “Price”) as set forth on Schedule 1 attached hereto. The parties acknowledge and agree that the Price set forth in Table 1 of Schedule 1 is the Price of the “Pure Coconut Water” Products. The parties agree that Manufacturer shall produce the Company’s “Flavored Coconut Water” Products, and the “Price” for such Products shall be the Price of the “Pure Coconut Water” Products plus Manufacturer’s out-of-pocket cost of the additional ingredients (i.e. pineapple concentrate, mango puree, etc.) necessary to create the “Flavored Coconut Water” Products (the “Flavor Ingredients”). It is understood that out-of-pocket costs shall include not only the purchase price of the additional ingredients but also [***] to be agreed upon by both parties. In the event Company elects to supply the additional ingredients at its cost, Manufacturer shall charge only the “Pure Coconut Water” product price for the “Flavored Coconut Water” products plus only the additional out-of-pocket costs related to [***].

9.2 The Price includes all costs associated with the manufacture of the Products, including without limitation, Manufacturer’s portion (i.e. [***]) of any potential Packing Line lease payments to Tetra Pak with respect to the initial 5 year lease term, Manufacturer’s delivered cost of ingredients and packaging materials, labor, overhead, ingredient and packaging materials, purchasing services, warehousing of ingredients and packaging material, warehousing of finished product, any Philippine customs charges, and the cost of delivery of the final product to Manufacturer’s Port, and the cost of loading the Products into Company’s designated ocean-going vessels.

9.3 The Price excludes US and other countries customs and tax payments before delivery to the Company, and Ocean Freight from Manufacturer’s Port to the Company’s various ports of destination, which shall be Company arranged.

9.4 Following each shipment, the Manufacturer shall invoice the Company for the amount calculated in accordance with the following formula: Price of the Product Less Installment Payment Per Liter as provided in Section 3.1.

9.5 The initial Price may not be modified or amended until December 31, 2011, provided that: (i) any increase above [***] in the cost of packaging materials supplied by Tetra Pak as provided in Schedule 4; (ii) any increase above [***] in the cost of carton as provided in Schedule 4; (iii) any increase above [***] in the cost of the Flavor Ingredients as provided for in Schedule 4, (iv) any increase above [***] in Tetra Pak’s Preventive Maintenance Agreement fee, as provided in Schedule 4, and (v) any increase due to change by the Company of product specifications, shall be for the Company’s account. Thereafter, the Price shall be reviewed annually.

9.6 After December 31, 2011, the Price may be adjusted accordingly in case of any demonstrable cost increases; provided, however, adjustments to the Price shall be subject to mutual approval of the Parties, which approval shall not be unreasonably withheld.

9.7 All Prices shall be in US Dollars.

9.8 Company shall pay for the Products within [***] days FOB Manufacturer’s Port.

10. Delivery, Title and Risk of Loss

10.1 Manufacturer shall hand load the Products into container vans in accordance with the loading patterns and procedures as set forth in Schedule 5, or as may be amended in writing by the Company from time to time, subject to Manufacturer’s agreement and/or shipping line regulations. It shall deliver FOB Manufacturer’s Port the Products to Company, in such quantities and at such times as Company shall have specified in its Purchase Order. Title and risk of loss of the Products shall pass to the Company upon delivery to the Manufacturer’s Port, and after the Products are loaded into Company’s designated shipping vessels.

10.2 Company shall have the right to inspect any shipment of the Products after delivery to determine whether it conforms to the terms of this Agreement, the applicable Purchase Order, the Specifications, and Laws. If any Product furnished hereunder is defective in material or workmanship, is adulterated, or does not otherwise conform to the terms of this Agreement, the applicable Purchase Order, the Specifications, or Laws then, in addition to any other rights it may have under this Agreement, Company shall have the right to reject such Product and return such Product to Manufacturer. All charges for the packing, shipping and return of any rejected Products to Manufacturer and any reshipment of replacement Products to Company and the risk of loss thereof will be borne by Manufacturer. With each return, Company shall include a statement of the reason for rejection of the Product(s). At Company’s option, Manufacturer agrees to cancel the invoice for such rejected Product(s), refund the amounts paid with respect to such rejected Product(s), or ship replacement Products to Manufacturer on an expedited basis.

10.3 Any Product received by Company from Manufacturer that has not been rejected by Company within [***] after receipt shall be deemed to have been accepted, except where such Product contains a nonconformity which could not be discovered by Company within such [***] period, in which case Company has up to [***] from receipt to reject the Product, after which it shall be deemed to have been accepted. It is understood that Company shall promptly undertake proper sampling and testing of incoming shipments to ascertain acceptability of the same.

10.4 Manufacturer may not, without Company’s prior written consent, which can be withheld in its sole discretion, appoint a subcontractor to produce the Products or any portion thereof.

10.5 Company shall have complete and sole discretion as to the resale of each of the Products manufactured and supplied by Manufacturer under this Agreement, including without limitation, the pricing, advertising, marketing, sales, and distribution of the Products.

III. GENERAL PROVISIONS

11. Term

The term of this Agreement shall be [***], commencing on the Effective Date and shall continue in full force and effect until [***] (the “Initial Term”). This Agreement shall automatically renew for consecutive [***] year periods thereafter (each an “Extension Term”; and together with the Initial Term, the “Term”); provided, however, should either party desire to re-negotiate the terms of the Agreement, said party shall give notice to the other party at least [***] days prior to the expiration of the then current term; provided, however, in the event the parties are then unable to mutually agree upon new terms to this Agreement after a reasonable amount of time, the Term shall be deemed to have expired.

12. Non-Compete and Non-Use of Company Equipment for Other Business

During the Term, Manufacturer shall not, directly or indirectly, for its own account or for the account of any third party, sell, subcontract, manufacture, or produce, or enter into any agreement with any third party to sell, subcontract, manufacture or produce any coconut water-flavored or coconut water-based beverages products; [***].

13. Trade Marks and Proprietary Information

13.1 Subject to the terms and conditions of this Agreement, during the Term (or until the earlier termination of this Agreement), Company hereby grants to Manufacturer a non-exclusive, non-assignable license to use the Company IP (as defined below) during the Term (i) to manufacture the Products for Company in accordance with and pursuant to the terms and provisions of this Agreement at Manufacturer’s facility, and (ii) to assist Company in research and development efforts pursuant to the terms of this Agreement.

13.2 Manufacturer acknowledges and agrees that Company is the sole and exclusive owner of the (i) the Specifications (including without limitation the formulas, product recipes, product specifications and manufacturing processes used to produce each of the Products), and (ii) all Trade Marks, trade secrets, trade names, trademarks, trade dress, copyrights, logo types, commercial symbols, patents, or similar rights or registrations, branding labels and designs used on, or in connection with, the Products now or hereafter held or applied for in connection therewith (collectively, the “Company IP”). Manufacturer acknowledges and agrees that the Company IP, and the goodwill associated therewith, are the sole and exclusive property of Company and may be used by Company and its affiliates for any purpose.

13.3 Other than as expressly set forth in Subsection 13.1 hereof, as of the date hereof, Manufacturer has no right, title or interest, and during the Term, Manufacturer shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Company IP, or the goodwill associated therewith. Manufacturer shall not contest the rights of Company or its affiliates in respect of the Company IP, including any additions or improvements to the Company IP by whomever developed; Manufacturer hereby waives any claim Manufacturer may have, arising under any law or in equity, with respect to the Company IP.

13.4 Manufacturer covenants and agrees that no right or remedy of Manufacturer for any default under this Agreement by Company hereunder, or any provision of this Agreement, shall confer upon Manufacturer, or any person or entity claiming by or through Manufacturer, the right to use the Company IP in any fashion other than as expressly set forth in subsection 13.1 hereof. Upon the expiration or sooner termination of this Agreement, Manufacturer shall remove and return to Company all tangible embodiments containing Company IP, and shall not use the Company IP. In the event of any breach of this covenant by Manufacturer, Company shall be entitled to relief by injunction, and to all other available legal rights or remedies.

13.5 Other than as expressly set forth in subsection 13.1 hereof, Manufacturer may not itself use the Company IP. Manufacturer may not apply for international, Philippine, United States federal, or state or territorial registration of any rights in the Company IP. Without Company’s prior written consent, Manufacturer may not use any of the Company IP as all or part of its legal name or any other trade or assumed name under which Manufacturer does business. No other letter, word, design, symbol, or other matter of any kind shall be superimposed on, associated with, or shown in such proximity to the Company IP so as to alter or dilute them and Manufacturer shall not combine any of the trademarks with any other trademark, service mark or logo.

13.6 Subject to Section 13.8, Manufacturer agrees that all Company IP and any improvements, modifications, enhancements or alterations to the Company IP, including without limitation, the formulas, product recipes, and product specifications, design, or processes of the Products made, created or conceived during the Term shall belong exclusively to Company, irrespective of whether such improvements, modifications, enhancements or alterations to the Company IP are developed singularly by Manufacturer or anyone acting on behalf of or in concert or combination with Manufacturer; Manufacturer acknowledging that any such efforts on the part of Manufacturer have been specially commissioned by Company, and all copyrightable Company IP shall be deemed to be a “work made for hire” (as defined in the U.S. Copyright Act of 1976, as amended), and created in the course of the services rendered hereunder. All rights, title and interest in and to any inventions (whether patentable or not), product designs (whether copyrightable or not) or other intellectual property developed or created by Manufacturer or anyone acting on behalf of or in concert or combination with Manufacturer relating to the Products or the method of their manufacture, processing or design shall belong exclusively to Company. Manufacturer waives any and all paternity, integrity, moral or any other similar rights, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right,” that Manufacturer may have now, or in the future, in and to the Company IP; “moral right” means any rights to claim authorship of any Company IP, to object to or prevent the modification of any Company IP, or to withdraw from circulation or control the publication or distribution of any Company IP, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.” Where, by operation of law, any of the rights described herein, including without limitation, any rights to the Company IP, do not vest initially in Company, good and valuable consideration being extant, the adequacy and receipt of which Manufacturer hereby acknowledges, Manufacturer irrevocably assigns and transfers to Company, in perpetuity, all of Manufacturer’s worldwide rights, title and interest, whether such rights are vested or contingent, in and to any such Company IP, including without limitation, any inventions, copyrights, and other intellectual property, to Company and further agrees to assist Company in connection with any efforts to obtain patent or, copyright or other intellectual property protection for such intellectual property in any jurisdiction throughout the world. Manufacturer hereby appoints Company as attorney-in-fact to execute any documents necessary to obtain such protection or to otherwise effect assignment from Manufacturer to Company. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable.

13.7 Manufacturer shall promptly notify Company of any litigation filed or threatened against Manufacturer involving the Company IP, as well as any apparent third-party infringement of the Company IP of which Manufacturer becomes aware and, at Company’s expense, shall cooperate fully with Company on such matters.

13.8 For avoidance of doubt, Company acknowledges and agrees that it shall not derive any ownership rights in any products and/or new flavors developed by Manufacturer, either for itself, or its other customers, which (i) are developed without the assistance or involvement of Company, and (ii) do not utilize any Confidential Information belonging to the Company, the Company IP, or any improvement, modification, enhancement or alteration of the Company IP.

13.9 The provisions of this Section 13 shall survive the expiration or sooner termination of this Agreement.

14. Confidentiality

14.1 Manufacturer and Company acknowledge and agree that during and after the Term, each party will not use any Confidential Information (as defined below) of the other party nor disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except pursuant to a valid order of a court having jurisdiction thereof as explained in this Agreement or as otherwise provided in this Agreement. Each party agrees that violation of this provision will cause irreparable damage or injury to the other party, the exact amount of which would be impossible to ascertain, and that, for such reason, among others, such other party shall be entitled to an injunction, without the necessity of posting bond therefore, restraining any further violation of this Agreement. The rights to an injunction shall be in addition to, and not in limitation of, any rights and remedies that such party may have against the breaching party, including, but not limited to, the recovery of damages. For purposes of this Agreement, the term “Confidential Information” means information of any kind, nature, and description disclosed to, discovered by or otherwise known by either party, as a direct or indirect consequence of or through its relationship with the other party, including but not limited to, the Specifications and any information relating to research, developments, inventions, copyrights, product lines, product recipes, product ingredients, product composition, product processes, manufacturing processes, design, purchasing, finances, financial affairs, accounting, merchandising, selling, distribution networks, employees, trade secrets, business practices, merchandise resources, supply resources, service resources, system designs, procedure manuals, the prices it obtains or has obtained or at which it sells or has sold its services or products, the name(s) of its personnel, and reports; provided, however, that Confidential Information shall not include any information which (i) was available to or in possession of either party prior to the time of disclosure to such party by the other party or its representatives or affiliates, (ii) is or becomes generally available to the public other than as a result of disclosure to either party by the other party or its representatives or affiliates, or (iii) is or becomes available to either party on a non-confidential basis by a third party which is not bound by this Agreement or any confidentiality agreement with the other party.

14.2 Each party will make available the other party’s Confidential Information only to its officers and employees on a need to know basis. Both parties shall ensure that all officers and employees who receive the Confidential Information are advised of the obligation to abide by the provisions of this clause. The parties will be liable for any breach by their officers and employees.

14.3 The provisions of this Section 14 shall survive the termination of this Agreement.

15. Product Development

15.1 Subject to Section 13.8, Manufacturer agrees to assist Company in research and development efforts related to improvements and modifications to it’s existing line of Products. During development of each additional product, the costs of production, raw materials and testing of such additional product shall be borne by Company. Company shall reimburse Manufacturer for all agreed upon costs associated with its assistance.

15.2 From time to time during the Term, Company, by written notice to Manufacturer, may request Manufacturer to produce additional products in addition to the Products. At the time it gives Manufacturer such written notice, Company shall also supply Manufacturer with the specifications for the additional products. If Manufacturer accepts the additional product(s), the parties shall establish a price for the additional product(s) to be manufactured and supplied to Company and Schedule 1 (Products) shall be automatically amended to include (i) the additional products as “Products”, and (ii) the price for such additional products; and Schedule 3 (Specifications) shall be automatically amended to include the new specifications for the additional products as “Specifications”. Schedule 4 shall likewise be amended to reflect the costs of the additional ingredients required to produce such additional products. All other terms, provisions, covenants, warranties, representation, and conditions of this Agreement shall apply to such new products.

16. Force Majeure

In the event that either of the Parties by virtue of a cause beyond its control or risk, such as acts of God, crop shortages, riots, war, acts of terrorism, or embargo, suffers an inability to perform all or any part of its obligations under this Agreement, then the party suffering such disability shall be excused from such performance for as long as and to the extent that such a cause results in the inability to perform. The affected party’s performance under this Agreement shall be excused and extended for the period of the delay, provided that the affected party immediately notifies the other party of the reason for and the estimated extent of the delay and the affected party takes all reasonable steps to mitigate the effects of the delay. If such force majeure condition continues for a period of [***] and Company determines that it substantially interferes with the further performance by either party to this Agreement, Company may terminate this Agreement immediately upon notice, and the “Term” of this Agreement shall be deemed to have expired on the date thereof. If this Agreement is terminated pursuant to this Section 16, each party shall bear the costs it has incurred before the date of termination, including the costs associated with raw materials and other materials, work-in-process and finished Products not delivered to Company by the date of termination.

17. Assignment; Successors And Assigns; Further Assurances.

Neither party may assign its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under this Agreement, without the prior written consent of the other party; provided, however, subject to Section 18.1(ii), either party may assign, without the prior written consent of other, its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under the Agreement to a successor in ownership of all or substantially all of its business assets, whether by sale of assets, merger, consolidation or otherwise. Any assignment in violation of this Section 17 shall be null and void. This Agreement shall be binding and inure to the benefit of each of the parties and its successors and permitted assigns. At the request of a party to this Agreement, any other party or assignee to this Agreement will promptly execute any documents necessary to confirm or establish the respective rights of Company and Manufacturer and assignee pursuant to this Agreement.

18. Termination

18.1 A party may terminate this Agreement “for cause”, upon the happening of any of the following events:

(i) immediately by either party upon the dissolution of the other party, or the appointment of a receiver, liquidator or the like for the other party or all its property, or the other party commences a voluntary case under any applicable bankruptcy or insolvency law or consents to the entry of an order for relief in any involuntary case for a liquidation or a court with jurisdiction enters a decree for relief in any involuntary case involving the liquidation of the other party or if either party becomes insolvent or takes, or fails to take any action which constitutes an admission of inability to pay its debts as they mature;

(ii) immediately by Company, if a controlling interest in Manufacturer is transferred, sold to, or acquired by a company (either directly or indirectly, through a merger, stock sale or issuance, asset sale or otherwise) that Company, in its sole discretion, (1) views to be a competitor of Company, and/or (2) believes is incapable of manufacturing all of the Products on a timely manner as provided in this Agreement and/or in accordance with the Specifications;

(iii) immediately by Company upon the occurrence of an event of default of this Agreement by Manufacturer as follows:

(A) Manufacturer fails to meet Product Specifications set forth in this Agreement and fails, within [***] after written notice specifying such default by Company, to cure such default;

(B) Manufacturer fails to meet the manufacturing production obligations set forth in this Agreement and fails, within [***] after written notice specifying such default by Company, to cure such default; or

(C) Manufacturer defaults in the performance of any other obligation under this Agreement and fails, within [***] after written notice specifying such default by Company, to cure such default; provided, however, in the event Manufacturer commits fraud it shall have no opportunity to cure such default and Company may terminate this Agreement immediately; or

(iv) immediately by Manufacturer in the event Company defaults in the payment of any material amount due and payable under this Agreement, including payments due for the Plant Improvements, or defaults in the performance of any other obligation under this Agreement and does not cure such default within [***] days after written notice thereof by Manufacturer, or commits fraud against Manufacturer.

18.2 Upon the expiration or the termination of this Agreement by a party for any reason whatsoever, whether for cause, without cause or otherwise, at Company’s request, Manufacturer shall extend this Agreement for a mutually agreed upon period, but in no event less than [***], to provide to Company or its designee (i.e., a successor manufacturer) reasonable termination and transition assistance services to facilitate the orderly transition of the production of the Products to Company or its designee. Such termination assistance services shall include without limitation, designation by Manufacturer of a responsible person familiar with this Agreement and Manufacturer’s production of the Products hereunder, developing a plan for the orderly transition of the production of the Products from Manufacturer to Company or its designee, providing reasonable training to Company or its designee regarding the production of the Products; using commercially reasonable efforts to make available to Company, pursuant to mutually agreeable terms and conditions, any Third Party services or supplier then being used by Manufacturer in connection with producing the Products pursuant to this Agreement, and/or furnishing Company with duplicates of data files and any other electronic records, magnetic tapes, media and/or printouts, as determined by Company, of Manufacturer’s database or data relating to the raw material or performance of Manufacturer’s obligations hereunder (excluding any proprietary cost information) and such other activities upon which the parties may reasonably agree or Company may reasonably require in order to effect an orderly transition. Company shall pay Manufacturer for such termination assistance services at mutually agreed upon rates, negotiated by the parties in good faith.

18.3 Unless explicitly indicated in this Agreement to the contrary, any termination or expiration of the Agreement shall not relieve the parties of any rights, obligations or liabilities existing, accruing or arising under this Agreement before the termination or expiration (including without limitation, the obligation of Manufacturer to manufacture any Products pursuant to the Purchase Orders delivered prior to termination, and made during the Term and the obligation of payment for any conforming Products delivered thereunder) and the provisions in this Agreement relating to confidentiality, non-competition, intellectual property, arbitration and indemnification shall survive the termination or expiration of this Agreement for the period indicated in this Agreement, and if no such period is indicated, for a period ending thirty (30) days following the expiration of the statute of limitations period applicable to the claim arising thereunder.

18.4 Notwithstanding anything in this Agreement to the contrary, in the event of an alleged payment default by either party (the “defaulting party”), the parties agree that, provided that:

(i) the defaulting party has deposited the amount of the alleged payment default in an attorney escrow account of an attorney selected by the non-defaulting party within twenty (20) business days of receipt of the payment default notice; and

(ii) the defaulting party, within (20) business days of receipt of the payment default notice has submitted the matter to arbitration in accordance with Section 24 hereof;

then, this Agreement shall not be deemed terminated (unless terminated for another valid reason in accordance with the terms of this Agreement) and the parties shall continue to perform their respective responsibilities hereunder, until such time as (1) the arbitrator has made a determination on whether such alleged payment default constitutes a terminable default under this Agreement, and (2) the non-defaulting party then elects to terminate this Agreement therefore, in accordance with this Section 18.

19. Representations, Warranties and Covenants.

19.1 The parties represent and warrant to each other that each has the legal capacity and authority, right and power to enter into this Agreement; that there is no further action necessary to make this Agreement binding upon such party in accordance with its terms.

19.2 Each of the parties hereunder represents and warrants to the other that in connection with its obligations under this Agreement, it shall comply with Laws and has obtained, or will promptly obtain upon execution of this Agreement, all applicable permits.

19.3 Manufacturer represents, warrants and covenants to Company that:

(i) all of the Products manufactured, processed, and packaged on behalf of Company pursuant to this Agreement shall be manufactured, processed and packaged in conformity with the Specifications and Laws applicable to the manufacturing of the Products, and shall be free of any defects and fit and wholesome for human consumption;

(ii) all materials, ingredients and supplies that Manufacturer uses in the manufacture of the Products shall be merchantable of good quality, free from defects and strictly conform to the Specifications. Manufacturer shall certify in writing from time to time promptly, upon Company’s request, that the materials and the manufacturing facility used to produce the Products are in compliance with the Specifications and Laws;

(iii) none of the Products manufactured, processed and packaged on behalf of Company shall contain, or be produced with, any materials which are not duly approved and listed in the Specifications.

(iv) it shall supply Company with the monthly requirements of the Products ordered pursuant to the Purchase Orders and otherwise in accordance with the terms and conditions of this Agreement;

(v) the manufacturing facility used to produce the Products pursuant to this Agreement shall be the only facility approved by Company or such other manufacturing facility that is inspected and approved by Company in writing prior to any such manufacturing; that all such manufacturing facilities are in compliance with Laws; that all such manufacturing facilities are clean, sanitary, secure and free of infestation by rodents, birds, insects and other vermin; that it is the sole owner of all manufacturing facilities (notwithstanding any mortgages) and the equipment to be used to produce the Products pursuant to this Agreement (notwithstanding any leased or financed equipment); that all such equipment is and shall be maintained in good working order and repair during the Term;

(vi) it shall comply with the applicable labor laws of the Philippines;

(vii) it shall perform its obligations hereunder in a timely and professional manner, consistent with the manner in which it produces products for itself and its affiliates and/or produces products for similar customers, using trained technical and manufacturing personnel sufficient in number and experience to manufacture and package the Products and in accordance Laws;

(viii) it will convey to Company good title to the Products sold to Company pursuant to this Agreement, free of any liens or encumbrances thereon, and shall not permit any third party to acquire a security interest in or lien on any Products or any proceeds thereof;

(ix) Manufacturer shall maintain, at all times during the Term, the equipment and inventories necessary to manufacture up to [***] of Product in any given month, or such lesser amount of Product as forecast by the Company from time to time pursuant to Section 8.1 of this Agreement;

(x) there is no suit, action, contract, commitment, arbitration or legal administrative or other proceeding or governmental investigation pending or, to Manufacturer’s knowledge, threatened against it, affecting Manufacturer’s ability to perform its obligations under this Agreement; and

(xi) it shall promptly notify Company in writing of any of concerns relating to Company’s formulas, process parameters, quality assurance specifications or other Specifications. Time is of the essence with respect to such notification.

20. Independent Contractors

The relationship of the parties is that of independent contractors. Neither party shall be considered the agent of the other for any purpose whatsoever, nor shall they be considered to be joint venturers or co-partners. Except as otherwise provided for in this Agreement, neither party has the authority to bind the other party or act on its behalf.

21. Notices

All notices and other communications required or permitted by this Agreement shall be in writing, may be given by a party or its legal counsel, and shall deemed to be duly given (a) when personally delivered (provided written confirmation thereof is also delivered by express courier), (b) upon delivery by a nationally recognized courier service which provides evidence of delivery, or (c) upon delivery of a facsimile or email transmission, provided a copy thereof is also delivered in person or by express courier.

Notice to Manufacturer shall be sufficient if given to:

(a)	FRESH FRUIT INGREDIENTS, INC.

####

####

####

Attn: ####

Facsimile: ####

Notice to Company shall be sufficient if given to:

(b)	ALL MARKET, INC.

39 W 14th St. Suite 404

New York, NY 10001

Attn: ####

Facsimile: ####

With a copy to:

Donovan & Giannuzzi, LLP

####

####

####

Attn: ####

Facsimile: ####

The parties may, from time to time advise each other of changes of address or additional addresses for the giving of notices.

22. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Philippines.

23. Intentionally omitted.

24. Arbitration

24.1 The parties agree to attempt in good faith to resolve any disputes arising out of or in connection with this Agreement between themselves. The parties further agree that for a period of thirty (30) days from written notice of one party to the other regarding a dispute arising out of or in connection with this Agreement, they shall communicate weekly in an attempt to resolve the dispute amicably. This subsection 24.1 shall not be applicable to disputes solely related to non-payment by either party to the other where there is no question or dispute between the parties as to the non-paying party’s obligations to make such payment or to any claim for injunctive relief as provided in Section 27. This provision shall be applicable, however, if the party’s non-payment is due to a dispute related to other matters. Manufacturer acknowledges that in the event of a dispute between the parties, Manufacturer shall continue to perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with its provisions, provided that Company continues to make all undisputed payments when due and otherwise performs its obligations hereunder in accordance with this Agreement.

24.2 In the event that the parties are unable to reach an amicable settlement for claims, controversies or disputes arising under this Agreement, any such dispute, controversy or claim, shall be finally settled under the Arbitration Rules of the International Centre for Dispute Resolution by three (3) arbitrators appointed in compliance with the said rules. The place of arbitration shall be London, England, in the English language and shall be binding on the Parties. The arbitral award shall be final and binding on the parties and shall be non-appealable and may be enforced by proceedings in any court having jurisdiction over any of the parties.

25. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

26. Inspection; Audit.

26.1 Company, at any time and from time to time during the Term, shall have the right but not the obligation to inspect and/or audit those portions of the facilities wherein personnel, machinery and/or equipment are engaged in the business of manufacturing, producing or storing the Products pursuant to the terms of this Agreement. Company shall give Manufacturer reasonable notice of such inspection or audit. Such inspection may include all aspects of Manufacturer’s manufacturing techniques, quality control, storage, sanitation procedures, clean-up periods and records in order to ensure that the Products manufactured by Manufacturer on behalf of Company comply with the Specifications and Laws Manufacturer shall maintain and make available to Company upon request, all records related to the manufacture of the Products, including, without limitation, all records relating to the testing of the Products and the raw materials and other commodities used in the production of the Products, that Manufacturer conducts on behalf of Company or that Company requires under this Agreement. Company may, at its option, as determined in its sole discretion, and from time to time, rely in whole or in part upon inspections and/or audits of Manufacturer’s facility conducted by third party inspectors or auditors. In such events, Manufacturer shall furnish to Company all inspection and/or audit reports, correspondence, work papers, back-up materials and other information requested by Company. Company shall have the obligation to pay for any or all of such third party inspection (s) and/or audit(s).

26.2 Manufacturer may restrict access by Company representatives to only those areas of the facilities where the Products are being manufactured, stored, tested and shipped or where the ingredients and other materials for the Products are processed, tested, and stored.

26.3 Manufacturer shall, at least once per quarter, take a physical inventory of the materials used in the production of the Products and permit Company or its auditors to participate in such inventory, and in any event shall promptly furnish the results thereof to Company, together with all supporting documentation.

26.4 Intentionally omitted.

26.5 In connection with any negotiation regarding, or adjustment to, the Price of the Products, Manufacturer shall immediately upon Company’s request, provide Company with any and all information reasonably required for Company to evaluate such adjustment, including without limitation, any invoices for Manufacturer’s purchase of raw and packing materials, and any other ingredients necessary to produce the Products, and any information related to the base line cost of the Products (i.e. labor rates, ingredients, raw materials, power, foreign exchange rates, maintenance costs).

27. Injunctive Relief.

Manufacturer acknowledges and agrees that Company would be damaged irreparably in the event Manufacturer fails or refuses to perform its obligations hereunder. Accordingly, Manufacturer agrees that Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, including without limitation Sections 5, 12, 13, 14 and 17, by Manufacturer and to enforce specifically this Agreement and the terms and provisions hereof without bond or other security being required in any court of the United States, any foreign jurisdiction, or any state having jurisdiction, this being in addition to any other remedy to which Company is entitled at Law or in equity.

28. Recall; Customer Complaints.

28.1 If Company is required, or it determines it is reasonably necessary in order to minimize or avoid bodily injuries or danger to any person or property to withdraw or recall any or all of the Products, or if there is any governmental seizure of its Products supplied hereunder for any reason whatsoever (a “Recall”), Company will notify Manufacturer promptly of the details regarding such withdrawal, recall or seizure action, including providing copies of all relevant documentation concerning such action. Manufacturer will fully cooperate with and use diligent efforts to assist Company in investigating any such situation. All regulatory contacts that are made and all activities concerning seizure, recall and/or withdrawal will be coordinated by Company.

28.2 Except as otherwise provided herein, Manufacturer shall bear the full cost and expense (including fines and damages and costs to Company and to third parties) and shall indemnify and hold Company harmless of and from any such seizure, recall or withdrawal, which occurs, due to (i) a failure of any Product sold by Manufacturer to Company hereunder to conform to the Specifications (including, without limitation, the Products being adulterated or misbranded) or any warranty or other requirement set forth in this Agreement, or (ii) the failure by Manufacturer to comply with Laws. For avoidance of doubt, Manufacturer shall not be held liable for recalls resulting from use of ingredients included in Specifications which may later be deemed not allowed in the country of distribution for use as a food additive.

28.3 Company shall immediately notify Manufacturer of any complaint from customers and promptly initiate investigation of such complaint to establish if such complaint is valid and with proper basis.. Manufacturer will fully cooperate, use diligent efforts to assist Company in investigating any such situation, and provide Company with information necessary for Company to pursue its investigation and respond to such complaint.

29. Indemnity.

29.1 Company shall defend, indemnify, and hold Manufacturer, its affiliates, and their respective officers, shareholders, directors and agents, and their respective successors and assigns (the “Manufacturer Parties”) harmless from and against any and all third party claims, demands, losses, costs, damages, injury, suits, judgments, penalties, expenses, liens, obligations, penalties, assessments, citations, directives and liabilities of any kind or nature, including reasonable attorneys’ fees and other litigation related costs (collectively, “Losses”) incurred by the Manufacturer Parties to the extent and only to the extent arising directly or indirectly out of or in connection with a breach by Company of its obligations under this Agreement or any negligent or intentional act or omission of Company, except to the extent such claims, demands, losses, costs, damages, suits, judgments, penalties, expenses, and liabilities result from the Manufacturer Parties’ negligence, gross misconduct and/or a breach by Manufacturer of its obligations under this Agreement.

29.2 Manufacturer shall defend, indemnify, and hold Company, its affiliates, and their respective officers, shareholders, directors and agents, and their respective successors and assigns harmless from and against any and all Losses to the extent and only to the extent arising directly or indirectly out of or in connection with a breach by Manufacturer of its obligations under this Agreement, including without limitation, any breach of Manufacturer’s representations and warranties set forth in this Agreement, or any negligent or intentional act or omission of Manufacturer, or the failure of any of the Products to comply with the Specifications and/or Laws, except to the extent such Losses result from Company’s negligence, gross misconduct and/or a breach by Company of its obligations under this Agreement.

30. Defense of Claims.

30.1 A party seeking indemnification (“Indemnified Person”) pursuant to Section 29 may make claims for indemnification hereunder by giving written notice thereof to the other party (“Indemnifying Party”). If indemnification is sought for a claim or liability asserted by a third party, the Indemnified Party shall also give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the Indemnifying Party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the basis of the claim for indemnification and any claim or liability being asserted by a third party. Within thirty (30) days after receiving such notice or such longer period as may be agreed upon by the parties, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the Indemnifying Party fails to give notice that it disputes an indemnification claim within thirty (30) days after receipt of notice thereof or such longer period as may be agreed upon by the parties, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable.

30.2 The Indemnifying Party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned) as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Indemnified Party may engage separate counsel at the expense of the Indemnifying Party. If no such notice of intent to dispute and defend a third party claim or liability is given by the Indemnifying Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability (with counsel selected by the Indemnified Party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the Indemnifying Party, then the Indemnified Party shall make available such information and assistance as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense, at the expense of the Indemnifying Party.

30.3 The Indemnifying Party shall have the right to elect to settle any claim in respect of which indemnity may be sought pursuant to Section 29, for which it has duly assumed the defense, with the written consent of the Indemnified Party, which consent will not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall have the right to elect to settle any claim in respect of which indemnity may be sought hereunder, for which it has duly assumed the defense, with the Indemnifying Party’s written consent, which consent will not be unreasonably withheld.

30.4 The Indemnifying Party shall, upon payment of an indemnity in full under this Agreement, be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates.

30.5 Each party to this Agreement shall use reasonable commercial efforts not to assert against the other party any claim of indemnification for Losses in connection with this Agreement unless the asserting party has given the other party reasonable prior written notice of the claim.

30.6 In cases of customer claims that allege a defect in the Products, Company shall first initiate a prompt and thorough investigation of such customer claim and conclude that such defect was a result of a failure to comply with the Manufacturer’s obligations under this Agreement before asserting a claim of indemnification against Manufacturer. Manufacturer shall cooperate with Company in any such investigation, but shall not be bound by the findings of the Company.

31. Insurance.

31.1 Manufacturer shall, at its sole expense, have in full force and effect throughout the Term commercial general liability insurance, including product liability, in an amount which is commercially reasonable and sufficient given Manufacturer’s business, as well as worker’s compensation insurance (or the equivalent under Philippine law) in the statutory amounts required in the Philippines. Manufacturer shall cause Company to be listed as an additional insured on such insurance policy.

31.2 Before commencement of any production under this Agreement, and thereafter (from time to time), promptly upon Company’s request, Manufacturer shall provide Company with a copy of its policy cover evidencing its existing insurance coverage for the Company to confirm its suitability for this purpose. Company may (but shall not be obligated to), at its sole discretion and expense, purchase additional insurance.

32. Governing Language.

The parties hereto acknowledge and agree that this Agreement may have been translated and/or prepared in multiple languages, including without limitation, English and Filipino. Notwithstanding the foregoing, in the event of any conflict or inconsistency between the English version of this Agreement and any other version of this Agreement written in any other language, the English version of this Agreement shall prevail.

33. Schedules; Entire Agreement; Construction.

The Schedules are a part of, and incorporated by reference into, this Agreement. This Agreement, together with any Schedules attached to this Agreement, contain all of the terms, warranties, representations, agreements, covenants, conditions, and provisions the parties have agreed upon with respect to the subject matter of this Agreement and it supersedes any and all written or oral agreements, understandings or representations relating to its subject matter. The parties hereto have consulted with and have been counseled by their own legal counsel and other advisors, and are entering into this Agreement voluntarily and with a full understanding of the meaning and legal effects of each provision contained in this Agreement. The parties hereto and their respective legal counsel have been involved in the negotiation and drafting of this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the parties agree that this Agreement and the provisions hereof shall not be construed against any one party as the drafter of this Agreement.

34. Severability.

In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

35. Waiver.

Any party’s failure to insist on strict performance of any provision of this Agreement shall not be deemed a waiver of any of its rights or remedies, nor shall it relieve any other party from performing any subsequent obligation strictly in accordance with the terms of this Agreement. No waiver shall be effective unless it is in writing and signed by the party against whom enforcement is sought. The waiver shall be limited to provisions of this Agreement specifically referred to therein and shall not be deemed a waiver of any other provision. No waiver shall constitute a continuing waiver unless the writing states otherwise.

36. Limitation of Damages.

Notwithstanding anything in this Agreement to the contrary, neither party shall be liable to the other for any punitive, incidental, consequential or other special damages of any nature, all of which are waived by each party.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each party has executed this Manufacturing and Purchasing Agreement on the day and year first above written.

FRESH FRUITS INGREDIENTS, INC.		ALL MARKET, INC.

By:	/s/ ROMEO I. CHAN	By:	/s/ MICHAEL KIRBAN
	ROMEO I. CHAN		MICHAEL KIRBAN
	President		President

/s/ ARMAND R. NANAWA
ARMAND R. NANAWA
Vice-President

HENRY J. RAPEROGA
Vice-President

WITNESSES:

ACKNOWLEDGMENT

Republic of the Philippines     )

City of                                )Ss.

BEFORE ME, a Notary Public on this          day of              at                     , personally appeared the following:

Name                          Competent Evidence of Identity                      Date/Place Issued

Henry J. Raperoga

who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their own free and voluntary act and that they have the authority to sign on behalf of their respective principals. This instrument consists of thirty three (33) pages.

WITNESS MY HAND AND SEAL this          day of,                      in                     .

Doc. No.                 ;

Page No.                 ;

Book No.                 ;

Series of 2010

ACKNOWLEDGMENT

                                 )

                                 )Ss.

BEFORE ME, a Notary Public on this          day of              at                  , personally appeared the following:

Name                                 Competent Evidence of Identity                 Date/Place Issued

Armand R. Nanawa

Romeo I. Chan

Michael Kirban

who were identified by me through competent evidence of identity to be the same persons described in the foregoing instrument, who acknowledged before me that their respective signatures on the instrument were voluntarily affixed by them for the purposes stated therein, and who declared to me that they have executed the instrument as their own free and voluntary act and that they have the authority to sign on behalf of their respective principals. This instrument consists of thirty three (33) pages.

WITNESS MY HAND AND SEAL this          day of,                      in                     .

Doc. No.                 ;

Page No.                 ;

Book No.                 ;

Series of 2010

SCHEDULE 1

TABLE 1 - Prices*

[***]

SCHEDULE 2

Plant Improvements (as per latest Tetra Pak proposal, and maybe subject to revision by Tetra)

[***]

SCHEDULE 3

Specifications

[***]

SCHEDULE 4

Price of Tetra Pak Packaging Materials

[***]

SCHEDULE 5

Loading Specifications for container when pallets are used

[***]

ACKNOWLEDGEMENT

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On the 13th day of April in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Michael Kirban, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

/s/ BAHRIJA PERAZIC
Notary Public

BAHRIJA PERAZIC
Notary Public, State Of New York
No. 01PE6058555
Qualified In New York County Commission Expires May 14, 2011